SECOND AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

This SECOND AMENDEMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Second Amendment”), is made and entered into as of April 11, 2013, by and between VAIL RESORTS, INC. (the “Company”), and Robert A. Katz (“Executive”).
RECITALS

A.	The Company and Executive entered into that certain Employment Agreement, dated October 15, 2008, which was first amended on September 30, 2011 (the “Agreement”); and
B.The Company and Executive desire to amend the Agreement.
NOW, THEREFORE, the parties hereto agree as follows:

1.	Section 2(c) is hereby deleted and replaced as follows:
“Executive shall be eligible to participate in the benefit plans, perks and time off policies on the same terms as may be extended generally to other senior executives of the Companies and to the extent Executive is eligible under the terms of the applicable plan or policy.”

2.	Except as modified by this Second Amendment, the Agreement shall remain in full force and effect.
3.This Second Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
4.The internal laws of the State of Colorado shall govern the construction and enforcement of this Second Amendment.
IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first written above.
VAIL RESORTS, INC.:
By:/s/ Fiona E. Arnold
Name: Fiona E. Arnold
Title: Executive Vice President & General Counsel___
Executive:
/s/ Robert A Katz
Robert A. Katz